                                                                     Exhibit 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000       Richard W. Baskerville   Sean P. Moore          Valerie D. Bandstra   Patents and Trademarks
DES MOINES, IOWA  50309-2510       Bruce Graves             Nancy S. Boyd          Alexander M. Johnson    G. Brian Pingel
                                   Steven C. Schoenebaum    James L. Pray          James S. Niblock        Camille L. Urban
                                   Harold N. Schneebeck     Brenton D. Soderstrum  Ann Holden Kendell
TELEPHONE:    (515) 242-2400       Paul D. Hietbrink        Michael D. Treinen     Rebecca A. Brommel
FACSIMILE:    (515) 283-0231       William C. Brown         Scott L. Long          Mark E. Roth
                                   Richard K. Updegraff     Ronni F. Begleiter     Tina R. Thompson
                                   Paul E. Carey            Miranda L. Hughes      Brian M. Green
URL:  www.ialawyers.com            Douglas E. Gross         Kelly D. Hamborg       Dustin D. Smith
                                   John D. Hunter           William E. Hanigan     Adam W. Jones         Of Counsel:
                                   James H. Gilliam         Mary A. Ericson        Catherine C. Cownie     Marvin Winick
                                   Robert D. Andeweg        Barbara B. Burnett     Erick D. Prohs
Offices in:                        Alice Eastman Helle      Michael J. Green       Laura N. Martino
  West Des Moines, Iowa            Michael R. Blaser        Michael A. Dee         Amy R. Piepmeier
  Pella, Iowa                      Thomas D. Johnson        Danielle Dixon Smid                          Walter R. Brown (1921-2000)
                                   Christopher R. Sackett   Brian P. Rickert
                                                                                                        WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2477
                                                                                                        WRITER'S E-MAIL ADDRESS
                                                                                                         hughes@ialawyers.com

                                  November 7, 2005

Board of Directors
Advanced BioEnergy, LLC
910 9th Street
Fairmont, NE  68354

Re: 2005 Registration

Dear Sirs:

In connection with the proposed offer and sale of up to 6,732,500 units of the membership interests (the "Membership Units") of Advanced BioEnergy, LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Certificate of Formation;
     2.   The Company's Amended and Restated Operating Agreement;
     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and
     4. The Company's Registration Statement, as filed by Advanced BioEnergy, LLC with the United States Securities and Exchange Commission on
          May 27, 2005 and Pre-Effective Amendments Numbers 1-5.

In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

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November 7, 2005
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.

The opinions expressed herein shall be effective as of the date of effectiveness of the Company's registration statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable

We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.

                                                     Sincerely,

                                                     /s/ Miranda L. Hughes

                                                     Miranda L. Hughes